SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 8, 2004

A. SCHULMAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 West Market Street Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required FD Disclosure.

     On April 8, 2004, the Board of Directors of A. Schulman, Inc. (the "Company") approved and adopted a Code of Conduct for the Company which is intended, among other things, to satisfy both the requirements of the code of ethics definition contained in Item 406(b) of Regulation S-K and the new Nasdaq corporate governance rules. The Company’s Code of Conduct is attached to this Form 8-K as an exhibit.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

A. Schulman, Inc. (Registrant)
By: /s/ Robert A. Stefanko Robert A. Stefanko Executive Vice President - Finance and Administration

Date: April 29, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
14	Code of Conduct